UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Revvity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

PerkinElmer, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below, at the annual meeting of shareholders of PerkinElmer, Inc. (the “Company”) held on April 25, 2023, the shareholders voted on and approved a proposal to amend the Company’s restated articles of organization, as amended, to change the Company’s name to “Revvity, Inc.”

Following the approval of the Company’s shareholders and effective as of April 26, 2023, the Company amended its restated articles of organization, as amended, to effect a change of the Company’s name from “PerkinElmer, Inc.” to “Revvity, Inc.” (the “Name Change”). A copy of the articles of amendment to the restated articles of organization, as amended, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the Name Change, the board of directors of the Company approved an amendment and restatement of the Company’s Amended and Restated By-laws (prior to such amendment and restatement, the “Prior By-laws”) to, among other updates, reflect the Name Change (as amended and restated, the “Amended and Restated By-laws”) effective as of April 26, 2023. A copy of the Amended and Restated By-laws, in redline form to show the amendments made by the Company to the Prior By-laws, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on April 25, 2023, the shareholders voted on the following proposals:

•	a proposal to elect the nine nominees for director named below for terms of one year each;

•	a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	a proposal to approve, by non-binding advisory vote, the Company’s executive compensation;

•	a proposal to recommend, by non-binding advisory vote, the frequency of future executive compensation advisory votes; and

•	a proposal to amend the Company’s restated articles of organization, as amended, to change the Company’s name to “Revvity, Inc.”

The shareholders elected each of the nominees to serve as a director for a term of one year. The final number of votes cast for or against or abstaining and the number of broker non-votes for each nominee are listed below. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and the proposal to approve, by non-binding advisory vote, the Company’s executive compensation, were each also approved. The final number of votes cast for or against or abstaining from voting on those two proposals and the number of broker non-votes on the executive compensation proposal are listed below. The frequency option to hold an advisory vote on executive compensation on an annual basis received the most shareholder votes. The final number of votes cast for one, two or three year frequency votes or abstaining from voting and the number of broker non-votes on that proposal are listed below. The proposal to approve the amendment of the Company’s restated articles of organization, as amended, to change the name of the Company from PerkinElmer, Inc. to “Revvity, Inc.” was approved. The final number of votes cast for or against or abstaining from voting and the number of broker non-votes on that proposal are listed below.

In light of the result of the non-binding advisory vote of our shareholders at the annual meeting of shareholders, the Company intends to continue to seek annual non-binding advisory votes on the Company’s executive compensation.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Peter Barrett, PhD	102,367,661	3,562,139	83,818	6,509,459
Samuel R. Chapin	104,838,554	1,090,624	84,440	6,509,459
Sylvie Grégoire, PharmD	104,244,930	1,632,293	136,395	6,509,459
Michelle McMurray-Heath, MD, PhD	105,569,324	370,740	73,554	6,509,459
Alexis P. Michas	103,442,991	2,413,538	58,514	6,509,459
Prahlad R. Singh, PhD	105,480,309	450,491	82,818	6,509,459
Michael Vounatsos	104,142,844	1,718,229	152,545	6,509,459
Frank Witney, PhD	102,323,514	3,590,126	99,978	6,509,459
Pascale Witz	104,714,460	1,210,436	88,722	6,509,459

Proposal #2 – To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
107,124,256	5,254,729	144,092	0

Proposal #3 – To approve, by non-binding advisory vote, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
100,542,538	5,082,669	388,411	6,509,459

Proposal #4 – To recommend, by non-binding advisory vote, the frequency of future executive compensation advisory votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
99,492,023	41,009	6,101,017	379,569	6,509,459

Proposal #5 - To approve the amendment of the Company’s restated articles of organization, as amended, to change the name of the Company from “PerkinElmer, Inc.” to “Revvity, Inc.”

For	Against	Abstain	Broker Non-Votes
111,054,945	801,605	666,527	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Organization, as amended.

3.2	Amended and Restated By-laws, redlined for amendments effective April 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 28, 2023	By:	/s/ John L. Healy
John L. Healy
Vice President and Assistant Secretary